CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated March 11, 1999, relating to the financial statements and financial highlights appearing in the January 31, 1999 Annual Reports to Shareholders of Colonial California Tax-Exempt Fund, Colonial
Connecticut   Tax-Exempt  Fund,   Colonial  Florida  Tax-Exempt  Fund,  Colonial
Massachusetts Tax-Exempt Fund, Colonial Michigan Tax-Exempt Fund, Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North
Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.





PricewaterhouseCoopers LLP
Boston, Massachusetts
May 26, 1999